Exhibit 99.1

Incorporate Apps
INDEX TO FINANCIAL STATEMENTS
September 30, 2015 and December 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Incorporate Apps
We have audited the accompanying balance sheets of Incorporate Apps as of September 30, 2015 and December 31, 2014, and the related statement of operations, owners’ equity, and cash flows for the period ended September 30, 2015. Incorporate Apps’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incorporate Apps as of September 30, 2015 and December 31, 2014, and the results of its operations and its cash flows for the period ended September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
February 3, 2016

Incorporate Apps
Balance Sheets

	September 30, 2015	December 31, 2014
	(EURO)	(EURO)
ASSETS
Current Assets
Accounts receivables	€1,945	€1,322
TOTAL ASSETS	€1,945	€1,322

LIABILITIES AND OWNER'S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	€-	€96
Unearned revenue	625	250
TOTAL LIABILITIES	625	346

OWNER'S EQUITY	1,320	976
TOTAL LIABILITIES AND OWNER'S EQUITY	€1,945	€1,322

The accompanying notes are an integral part of these financial statements.

Incorporate Apps
Statements of Operations

	Nine Months Ended
	September 30, 2015 (EURO)	September 30, 2014 (EURO) (Unaudited)

REVENUES	€22,251	€14,854

OPERATING EXPENSES
Cost of revenue	5,466	3,745
General and administrative	479	540
Professional fees	-	809
Total Operating Expenses	5,945	5,094

INCOME FROM OPERATIONS	16,306	9,760

Provision for income taxes	-	-

NET INCOME	€16,306	€9,760

The accompanying notes are an integral part of these financial statements.

Incorporate Apps
Statements of Owner’s Equity

Owner’s
Equity
(EURO)

Balance - December 31, 2013	€735
Contributions from owner	25,563
Net income	13,685
Owner withdrawals	(39,007)
Balance - December 31, 2014	€976
Contributions from owner	27,468
Net income	16,306
Owner withdrawals	(43,430)
Balance - September 30, 2015	€1,320

The accompanying notes are an integral part of these financial statements.

Incorporate Apps
Statements of Cash Flows

	Nine Months Ended
		September 30, 2014
	September 30, 2015 (EURO)	(EURO) (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	€16,306	€9,760
Changes in operating assets and liabilities:
Accounts receivable	(623)	(594)
Accounts payable and accrued liabilities	(96)	40
Unearned revenue	375	625
Net cash provided by operating activities	15,962	9,831

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Owner Contributions	27,468	12,589
Cash Distributed to owner	(43,430)	(22,420)
Net cash used in financing activities	(15,962)	(9,831)

Net change in cash and cash equivalents	-	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	€-	€-

Supplemental Cash Flow Disclosures
Cash paid for interest	€-	€-
Cash paid for income taxes	€-	€-

The accompanying notes are an integral part of these financial statements.

Incorporate Apps
Notes to the Financial Statements
September 30, 2015 and December 31, 2014

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Incorporate Apps (the "Company") was founded in Germany on June 1, 2012 as a sole proprietorship developing Android and Apple mobile applications. The Company's fiscal year end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.  These financial statements have been presented in Euros.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments. The Company had one critical accounting estimate and that was the determination of the method of deferral of revenue for monthly software license subscriptions entered into in December of each accounting year.

Accounts Receivable

The Company's accounts receivable consists of trade receivables from customers. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company generates revenue from the downloads of mobile applications, advertising, and through licensing agreements.  All revenues are recognized in accordance with ASC 605,"Revenue Recognition.”

Mobile Applications
The Company completes sales of mobile applications through direct download through the various application providers. Revenues are recorded when all of the following criteria have been met: (1) Persuasive evidence for an agreement exists; (2) service has been provided; (3) fee is fixed or determinable; and, (4) collection is reasonably assured.

Advertising Revenues
Advertising revenue is derived from google adwords and is recognized upon delivery to customers as long as evidence of an arrangement or contract exists, price is determinable or fixed, and collectability is reasonably assured.

Licensing Agreements
The Company enters into licensing agreements with third parties to sell certain mobile applications. Revenue related to licensing agreements is recognized over the terms of the applicable subscriptions (which range from one to two years).  Any amounts that have not satisfied the related revenue recognition criteria at the reporting period date have been recorded as unearned revenue.  The Company records the licensing revenues over the length of the agreement as collection has already occurred and the agreement fee is fixed.

Cost of revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate online application revenue. Such costs are recorded as incurred. The Company’s cost of revenue consists primarily of hosting and data center costs related to operating our applications. During the nine-months ended September 30, 2015 and 2014, Cost of revenue was $5,466 and $3,745, respectively.

Recent Accounting Pronouncements

In May 2014 and again in August 2015, the Financial Accounting Standards Board issued amended accounting guidance on revenue recognition that will be applied to all contracts with customers. The objective of the new guidance is to improve comparability of revenue recognition practices across entities and to provide more useful information to users of financial statements through improved disclosure requirements. This guidance is effective for annual and interim periods beginning in 2019 (see below). Early adoption is permitted, but only beginning in 2018. The Company is currently assessing the impact of adoption on its consolidated financial statements..

The Company has chosen to qualify as an Emerging Growth Company (“EGC”) and use the deferral provisions under Securities Act Section 7(a)(2)(B) and therefore does not expect to adopt the guidance from new accounting policies issued with effective dates after April 2012 until such time as the earlier of when they become applicable to private enterprises or the Company no longer qualifies as an EGC.

NOTES 3 – ACCOUNTS RECEIVABLE

The Company’s accounts receivable consist primarily of trade receivable. As at September 30, 2015 and December 31, 2014, the Company had €1,945 and €1,322 accounts receivable, respectively. The Company determined that no allowance was necessary as at September 30, 2015 and December 31, 2014.

NOTES 4 – ACCOUNTS PAYABLE

The Company’s accounts payable consist primarily of valued added tax (“VAT”) on revenue eared, net of amounts of valued added tax paid for expenditures. At September 30, 2015, and December 31, 2014, the Company had €0 VAT payable and €96 VAT payable, respectively.

NOTE 5 – REVENUE AND RECEIVABLE CONCENTRATION

The Company has certain customers whose revenue individually represents 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represent 10% or more of the Company’s total accounts receivable balances. For the nine-month period ending September 30, 2015, the Company had approximately 98% of sales to the same major customer. For the nine-month period ending September 30, 2014 the Company had approximately 90% of their sales to one major customer.

As at September 30, 2015 and December 31, 2014, the Company had €1,945 and €1,322 accounts receivable from one major customer, respectively.

NOTE 6 – INCOME TAX

From January 1, 2012 to September 30, 2015, the Company operated as a sole proprietorship, and therefore was treated as a partnership for income tax purposes where all tax obligations flow through to the owners of the Company during the period in which income taxes were incurred.

NOTE 7 – OWNER CONTRIBUTIONS AND WITHDRAWALS

During the nine-months ended September 30, 2015, the owner of the Company advanced the Company €27,468 for operating expenses and withdrew €43,430.

During the twelve months ended December 31, 2014, the owner of the Company advanced the Company €25,563 for operating expenses and withdrew €39,007.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 9 - SUBSEQUENT EVENTS

On October 16, 2015, the Company entered into an assets purchases agreement with MEGAPPS VENTURES INC to sell all assets, properties and contractual rights for €82,474.  The Company’s owner is to be employed by MEGAPPS, appointed to its board of directors, and will be paid €534 monthly plus 20% of profits generated by the assets sold.